EXHIBIT 23


               Consent of Ernst & Young LLP, Independent Auditors


     We consent to the incorporation by reference in the Registration Statements (Form S-8 Nos. 333-23741 and 333-19323) pertaining to the 1987 Non-Qualified Stock Option Plan and Stock Option Agreements and the 1996 Stock Option Plan of American Electromedics Corporation of our report dated October 26, 1999 with respect to the financial statements of American Electromedics Corporation included in the Annual Report (Form 10-KSB) for the year ended July 31, 1999.


                                                           /s/ Ernst & Young LLP


Manchester, New Hampshire
October 26, 1999


                                       42